UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2008

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The senior secured convertible promissory notes (the "Notes") issued by The Allied Defense Group, Inc. (the "Company") in mid-2007 provide each of the four holders the option to elect to redeem the Notes on the eighteen month anniversaries of the issuances of the Notes. As permitted by such provisions, on October 10 through 14, 2008, the Company received letters from all four of the holders of its Notes requiring the Company to redeem all of the outstanding Notes at face value on the eighteenth-month anniversary of the issue of the Notes. The Company is required to redeem $8,038,915 of the Notes on December 26, 2008 and $928,321 of the Notes on January 19, 2009. The Company expects to timely satisfy these obligations.

As required by the terms of the Notes, the Company repaid $10,908,415 in principal on the Notes since October 6, 2008 in conjunction with the net proceeds of the Company’s sale of substantially all of the assets of its Global Microwave Systems subsidiary that closed on October 1, 2008.

The Notes and the transactions by which the Notes were issued are described in the Company’s Current Report on Forms 8-K filed on June 28, 2007 and July 24, 2007.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements iclude risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

October 16, 2008	By:	Deborah F. Ricci

Name: Deborah F. Ricci
Title: Chief Financial Officer and Treasurer